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                             SNOW BECKER KRAUSS P.C.
                                Attorneys at Law
                                605 Third Avenue
                            New York, New York 10158
                                   ----------
                                 (212) 687-3860









                                                                  March 14, 1997



Board of Directors
UNIVEC, Inc.
999 Franklin Avenue
Garden City, NY 11530

Ladies and Gentlemen:

                  You have requested our opinion, as counsel for Univec, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (No. 333-20187) (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission.

                  The Registration Statement relates to (i) an offering by the Company of up to 1,725,000 shares (the "Shares") of common stock, par value $0.001 ("Common Stock"), of the Company and up to 2,587,500 redeemable common stock purchase warrants (the "Redeemable Warrants"), each exercisable to purchase one share of Common Stock, (ii) an offering by the selling securityholders named in the Registration Statement (the "Selling Securityholders") of up to 2,500,000 Redeemable Warrants and up to 2,533,436 shares of Common Stock, including 2,500,000 shares issuable upon exercise of Redeemable Warrants (the aggregate of 5,087,500 shares of Common Stock issuable upon exercise of the Redeemable Warrants being hereinafter referred to as the "Warrant Shares") and 33,436 shares issuable upon exercise of options (the "Option Shares") and (iii) warrants (the "Underwriter's Warrants") to purchase 150,000 shares of Common Stock and 225,000 warrants (the "Underwriter's Common Stock Warrants"), each exercisable to purchase one share of Common Stock (the aggregate of 375,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants, including the Underwriter's Common Stock Warrants, being hereinafter referred to as the "Underwriter's Warrant Shares").
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Univec, Inc.
March 14, 1997
Page 2

                  We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws:

         (1) The Shares have been duly authorized and, when issued, delivered and paid for in the manner described in the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.

         (2) The Warrant Shares have been duly authorized, and when issued, delivered and paid for upon exercise of the Redeemable Warrants in the manner described in the form of Warrant Agreement filed as Exhibit 4.3 to the Registration Statement (the "Warrant Agreement"), will be legally issued, fully paid and nonassessable.

         (3) The Option Shares have been duly authorized, and when issued, delivered and paid for in the manner described in the Share Option Agreement filed as Exhibit 10.8 to the Registration Statement, will be legally issued, fully paid and non-assessable.

         (4) The Underwriter's Warrant Shares, have been duly authorized and when issued, delivered and paid for in the manner described in the Underwriter's Warrants filed as Exhibit 4.1 to the Registration Statement or the Warrant Agreement, as the case may be, will be legally issued, fully paid and nonassessable.

         (5) The Redeemable Warrants, the Underwriters' Warrants and the Underwriters' Common Stock Warrants, have been duly authorized, and when issued and paid for as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable, and will constitute the valid and legally binding obligations of the Company, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the availability of remedies (regardless of whether such enforcement is considered in a proceeding in equity or at law).


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Univec, Inc.
March 14, 1997
Page 3

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            Very truly yours,

                                            /s/ Snow Becker Krauss P.C.
                                            ---------------------------------
                                            SNOW BECKER KRAUSS P.C.